UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2006

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.    Completion of Acquisition or Disposition of Assets

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2006, Greenhill & Co. Europe Limited, a wholly-owned subsidiary of Greenhill & Co., Inc., acquired newly issued ordinary shares of Ironshore, Inc., a newly formed insurance company, for an aggregate purchase price of $30 million in cash. It is anticipated that this investment will be acquired by a new Greenhill merchant banking fund expected to be formed in the first half of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: January 2, 2007	By:	/s/ Ulrika Ekman
Name: Ulrika Ekman Title: General Counsel and Secretary